Exhibit 99.1

A. M. CASTLE & CO.	3400 North Wolf Road Franklin Park, Illinois 60131 (847) 455-7111 (847) 455-6930 (Fax)
For Further Information:

AT THE COMPANY	AT ASHTON PARTNERS
Larry A. Boik	Analyst Contacts:
Vice President-Finance & CFO	Katie Pyra
(847) 349-2576	(312) 553-6717
Email: lboik@amcastle.com	Email: kpyra@ashtonpartners.com

Traded: AMEX, CSE (CAS)
Member: S&P SmallCap 600 Index
FOR IMMEDIATE RELEASE
FRIDAY, MARCH 31, 2006
A. M. Castle & Co. Report Final Audited Year-End 2005 Results
FRANKLIN PARK, IL, MARCH 31ST – A. M. Castle & Co. (AMEX: CAS), one of North America’s leading metals and plastics distributors, announced the final audited results for the year ended December 31, 2005. This release represents a change from the unaudited figures included in the Company’s March 13, 2006 release. The final results include a LIFO (last-in, first-out) inventory valuation adjustment, which resulted in a non-cash $4.0 million after-tax charge as compared to the previously announced results.
The impact of this adjustment reduces fourth quarter 2005 diluted earnings per share from $0.39 (as reported on March 13, 2006) to $0.18 as reported in the audited results. By comparison, earnings per share (diluted) for the fourth quarter of 2004 were $0.12. For the year 2005, diluted earnings per share were $2.11 as compared to $0.82 in the prior year.
“Final determination of our LIFO year-end adjustment is a complex process which can only be calculated at year-end after all final inventory levels by SKU are known and all final invoices for material purchases are in hand,” stated Larry A. Boik, Vice President and CFO. “The process takes on an added complexity during periods of frequent price changes as characterized in 2004 and 2005,” he continued. During 2004 the total increase in the LIFO reserve was $49.7 million as compared to $11.5 million during 2005, reflecting the continued escalation in material costs (albeit at a slower rate of change during 2005).
On an annual basis, the Company’s sales increased 26% to a level of $959 million during 2005. Net income applicable to shareholders increased 162% to a level of $37.9 million on a year-over-year basis. EBITDA increased 87% to a level of $84.8 million in 2005.

A. M. Castle & Co.
Add One
All figures for both the quarter and the year include the impact of the Company’s adoption of FAS 123R—“Accounting for Stock Based Compensation” as reported in the March 13, 2006 press release.
“Let us not lose sight of the fact that the fundamentals of the business at A. M. Castle remain very strong,” said Michael Goldberg, President and CEO. “Sales, gross material margins and net income are all very strong and we remain optimistic about the outlook for 2006,” he continued. The 10K will be filed today, March 31, 2006.
About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a specialty metals and plastics distribution company serving the North American market, principally within the producer durable equipment sector. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a wide spectrum of industries. Within its core metals business, it specializes in the distribution of carbon, alloy and stainless steels; nickel alloy; and aluminum. Through its subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle operates over 50 locations throughout North America. Its common stock is traded on the American and Chicago Stock Exchange under the ticker symbol “CAS”.
Safe Harbor Statement / Regulation G Disclosure
This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which the Company has no control. These risk factors and additional information are included in the Company’s reports on file with the Securities Exchange Commission.
     The financial statements included in this release contain a non-GAAP disclosure, EBITDA, which consists of income before provision for income taxes plus depreciation and amortization, debt extinguishment expense, and interest expense (including discount on accounts receivable sold), less interest income. EBITDA is presented as a supplemental disclosure because this measure is widely used by the investment community for evaluation purposes and provides the reader with additional information in analyzing the Company’s operating results. EBITDA should not be considered as an alternative to net income or any other item calculated in accordance with U.S. GAAP, or as an indicator of operating performance. Our definition of EBITDA used here may differ from that used by other companies. A reconciliation of EBITDA to net income is provided per U.S. Securities and Exchange Commission requirements.

A. M. Castle & Co.
Add Two
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Three		For the
	Months Ended		Year Ended
	Dec 31,		Dec 31,
	2005 (1)	2004	2005 (1)	2004
Net sales	$227,257	$197,803	$958,978	$760,997
Cost of material sold	(164,480)	(145,049)	(677,186)	(543,426)

Gross material margin	62,777	52,754	281,792	217,571

Plant and delivery expense	(26,792)	(24,561)	(108,427)	(95,229)
Sales, general, and administrative expense	(23,340)	(21,422)	(92,848)	(82,142)
Depreciation and amortization expense	(2,588)	(2,015)	(9,340)	(8,751)

Total operating expense	(52,720)	(47,998)	(210,615)	(186,122)

Operating income	10,057	4,756	71,177	31,449

Interest expense, net	(1,473)	(2,261)	(7,348)	(8,968)
Discount on sale of accounts receivable	—	(285)	(1,127)	(969)
Loss on extinguishment of debt	(4,904)	—	(4,904)	—

Income before income tax and equity in earnings of joint venture	3,680	2,210	57,798	21,512

Income taxes	(1,303)	(2,084)	(23,191)	(11,294)

Income before equity in earnings of joint ventures	2,377	126	34,607	10,218

Equity in earnings of joint venture	960	2,002	4,302	5,199

Net income	3,337	2,128	38,909	15,417

Preferred dividends	(241)	(239)	(961)	(957)

Net income applicable to common stock	$3,096	$1,889	$37,948	$14,460

Basic earnings per share	$0.19	$0.12	$2.37	$0.92

Diluted earnings per share	$0.18	$0.12	$2.11	$0.82

EBITDA *	$13,605	$8,773	$84,819	$45,399

*	Earnings before interest, discount on sale of accounts receivable, taxes, depreciation and amortization, and debt extinguishment expense
Reconciliation of EBITDA to net income:

	For the Three		For the Twelve
	Months Ended		Months Ended
	Dec 31,		Dec 31,
	2005 (1)	2004	2005 (1)	2004
Net income	$3,337	$2,128	$38,909	$15,417
Depreciation and amortization	2,588	2,015	9,340	8,751
Interest, net	1,473	2,261	7,348	8,968
Discount on accounts receivable sold	—	285	1,127	969
Debt extinguishment	4,904	—	4,904	—
Provision from income taxes	1,303	2,084	23,191	11,294

EBITDA	$13,605	$8,773	$84,819	$45,399

(1)	Revised

A. M. Castle & Co.
Add Three
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	As of
	Dec 31,	Dec 31,
	2005 (1)	2004
ASSETS
Current assets
Cash and cash equivalents	$37,392	$3,106
Accounts receivable, less allowances of $1,763 in 2005 and $1,760 in 2004	107,064	80,323
Inventories (principally on last-in, first-out basis) (latest cost higher by $104,036 in 2005 and $92,500 in 2004)	119,306	135,588
Other current assets	6,351	8,489

Total current assets	270,113	227,506
Investment in joint venture	10,850	8,463
Goodwill and intangible assets	32,222	32,201
Prepaid pension cost	41,946	42,262
Other assets	4,182	7,586
Property, plant and equipment, at cost
Land	4,772	4,771
Building	45,890	45,514
Machinery and equipment	127,048	124,641

	177,710	174,926
Less — accumulated depreciation	(113,288)	(109,928)

	64,422	64,998

Total assets	$423,735	$383,016

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$103,246	$93,342
Accrued liabilities	21,535	19,591
Current and deferred income taxes	7,052	3,653
Current portion of long-term debt	6,233	11,607

Total current liabilities	138,066	128,193

Long-term debt, less current portion	73,827	89,771
Deferred income taxes	21,903	19,668
Deferred gain on sale-leaseback assets	5,967	6,465
Pension and postretirement benefit obligations	8,467	6,874
Minority interest	—	1,644
Commitments and contingencies
Stockholders’ equity
Preferred stock, no par value - 10,000,000 shares authorized; 12,000 shares issued and outstanding	11,239	11,239
Common stock, $0.01 par value — authorized 30,000,000 shares; issued and outstanding 16,605,714 in 2005 and 15,806,366 in 2004	166	159
Additional paid in capital	60,916	45,052
Retained earnings	110,530	72,582
Accumulated other comprehensive income	2,370	1,616
Other — deferred compensation	—	(2)
Treasury stock, at cost - 546,065 shares at December 31, 2005 and 62,065 shares at December 31, 2004	(9,716)	(245)

Total stockholders’ equity	175,505	130,401

Total liabilities and stockholders’ equity	$423,735	$383,016

(1)	Revised

A. M. Castle & Co.
Add Four
Revised Consolidated Statement of Income
(dollars in thousands, except earnings per share data)

	For the Three Months Ended Dec 31, 2005			For the Year Ended Dec 31, 2005
	Per			Per
	3/13/2006			3/13/2006
	Earnings	LIFO	As	Earnings	LIFO	As
	Release	Adjustment	Revised	Release	Adjustment	Revised
Net sales	$227,257	$—	$227,257	$958,978	$—	$958,978
Cost of material sold	(157,968)	(6,512)	(164,480)	(670,674)	(6,512)	(677,186)

Gross material margin	69,289	(6,512)	62,777	288,304	(6,512)	281,792

Operating income	16,569	(6,512)	10,057	77,689	(6,512)	71,177

Income before income taxes and equity earnings of joint venture	10,192	(6,512)	3,680	64,310	(6,512)	57,798
Income tax expense	(3,857)	2,554	(1,303)	(25,745)	2,554	(23,191)
Equity in earnings of joint venture	960	—	960	4,302	—	4,302

Net Income	$7,295	$(3,958)	$3,337	$42,867	$(3,958)	$38,909

Net income applicable to common stock	$7,054	$(3,958)	$3,096	$41,906	$(3,958)	$37,948

Basic earnings per share	$0.43	$(0.24)	$0.19	$2.61	$(0.24)	$2.37

Diluted earnings per share	$0.39	$(0.22)	$0.18	$2.33	$(0.22)	$2.11

EBITDA	$20,117	$(6,512)	$13,605	$91,331	$(6,512)	$84,819

Revised Consolidated Balance Sheet
(dollars in thousands)

	For the Year Ended Dec 31, 2005
	Per
	3/13/2006
	Earnings	LIFO	As
	Release	Adjustment	Revised
ASSETS
Cash and cash equivalents	$37,392	$—	$37,392
Accounts receivable, net	107,064	—	107,064
Inventories (principally on last-in, first-out)	125,818	(6,512)	119,306
Other current assets	6,351	—	6,351

Total current assets	276,625	(6,512)	270,113

Total assets	$430,247	$(6,512)	$423,735

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable and accrued liabilities	$130,074	$(5,293)	$124,781
Current and deferred income taxes	9,606	(2,554)	7,052
Current portion of long-term debt	6,233	—	6,233

Total current liabilities	145,913	(7,847)	138,066

Long-term debt, less current portion	73,827	—	73,827
Deferred income taxes	21,903	—	21,903
Other long-term liabilities	9,141	5,293	14,434

Stockholders’ equity	179,463	(3,958)	175,505

Total liabilities and stockholders’ equity	$430,247	$(6,512)	$423,735